IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
GASTAR EXPLORATION INC., et al.,[1]	§	Case No. 18-36057 (MI)
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Debtors.	§	(Jointly Administered)
§

NOTICE OF (I) COMMENCEMENT OF
PREPACKAGED CHAPTER 11 BANKRUPTCY CASES,
(II) COMBINED HEARING ON THE DISCLOSURE STATEMENT,
CONFIRMATION OF THE JOINT PREPACKAGED CHAPTER 11
PLAN, AND RELATED MATTERS, AND (III) OBJECTION DEADLINES,
AND SUMMARY OF THE DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN

NOTICE IS HEREBY GIVEN as follows:

On October 31, 2018 (the “Petition Date”), Gastar Exploration Inc. and its affiliate, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) a proposed joint prepackaged chapter 11 plan of reorganization [Docket No. 31] (the “Plan”) and proposed disclosure statement [Docket No. 29] (the “Disclosure Statement”) pursuant to sections 1125 and 1126(b) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”).  Copies of the Plan and the Disclosure Statement may be obtained upon request of the Debtors’ proposed counsel at the address specified below and are on file with the Clerk of the Bankruptcy Court, 515 Rusk Street, Houston, Texas 77002, where they are available for review between the hours of 8:00 a.m. to 5:00 p.m., prevailing Central Time.  The Plan and the Disclosure Statement also are available for inspection on the Bankruptcy Court’s website at www.txs.uscourts.gov or free of charge on the Debtors’ restructuring website at http://www.bmcgroup.com/gastar.2

The Plan is a “prepackaged” plan of reorganization.  The primary purpose of the Plan is to effectuate a balance-sheet restructuring of the Debtors’ business (the “Restructuring”).  The Debtors

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Gastar Exploration Inc. (1640), and Northwest Property Ventures LLC (8685).  The location of the Debtors’ service address is: 1331 Lamar Street, Suite 650, Houston, Texas 77010.

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Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan or the Disclosure Statement, as applicable.  The statements contained herein are summaries of the provisions contained in the Plan and Disclosure Statement and do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred therein.  To the extent there is a discrepancy between the terms herein and the Plan or Disclosure Statement, the Plan or Disclosure Statement, as applicable, shall govern and control.  For a more detailed description of the Plan, please refer to the Disclosure Statement.

believe that any valid alternative to confirmation of the Plan would result in significant delays, litigation, and additional costs, and, ultimately, would jeopardize recoveries for holders of allowed claims.

Hearing on Confirmation of the Plan and the Adequacy of the Disclosure Statement

The hearing (the “Confirmation Hearing”) will be held before Marvin Isgur, United States Bankruptcy Judge, in Room 404 of the United States Bankruptcy Court, 515 Rusk Street Houston, Texas 77002, on December 20, 2018, at 1:30 p.m., prevailing Central Time, to consider the adequacy of the Disclosure Statement, any objections to the Disclosure Statement, confirmation of the Plan, any objections thereto, and any other matter that may properly come before the Bankruptcy Court.  Please be advised that the Confirmation Hearing may be continued from time to time by the Bankruptcy Court or the Debtors without further notice other than by such adjournment being announced in open court or by a notice of adjournment filed with the Bankruptcy Court and served on other parties entitled to notice.

Information Regarding the Plan

Voting Record Date. The voting record date was October 25, 2018, which was the date for determining which holders of claims in Class 3, Class 4, Class 5, and Class 6 of the Plan were entitled to vote.

Objections to the Plan.  The deadline for filing objections to the Plan is December 17, 2018, at 4:00 p.m., prevailing Central Time.  Any objections (each, an “Objection”) to the Plan or the Disclosure Statement must:  (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure and the Bankruptcy Local Rules for the Southern District of Texas; (c) state the name and address of the objecting party and the amount and nature of the claim or interest beneficially owned by such entity; and (d) state with particularity the legal and factual basis for such objections, and, if practicable, a proposed modification to the Plan that would resolve such objections.

Critical Information Regarding Objecting to the Plan

ARTICLE VIII OF THE PLAN CONTAINS RELEASE, EXCULPATION,
AND INJUNCTION PROVISIONS, AND ARTICLE VIII.C CONTAINS A THIRD-
PARTY RELEASE.  THUS, YOU ARE ADVISED TO REVIEW AND CONSIDER THE PLAN CAREFULLY BECAUSE YOUR RIGHTS MIGHT BE AFFECTED THEREUNDER.

ALL HOLDERS OF CLAIMS THAT DO NOT FILE AN OBJECTION WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES THAT EXPRESSLY OBJECTS TO THE INCLUSION OF SUCH HOLDER AS A RELEASING PARTY UNDER THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY CONSENTED TO THE RELEASE AND DISCHARGE OF ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES.

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Objections must be filed with the Bankruptcy Court so as to be actually received no later than December 17, 2018, at 4:00 p.m., prevailing Central Time.

UNLESS AN OBJECTION IS TIMELY FILED IN ACCORDANCE WITH THIS NOTICE IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

AS DESCRIBED BELOW, YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE DISCHARGE, RELEASE, EXCULPATION, AND INJUNCTION PROVISIONS, AS YOUR RIGHTS MIGHT BE AFFECTED.

Submission of a Bid for the Debtors’ Assets or Business

Interested parties may submit bids for any or all of the Debtors’ assets or for the Debtors’ entire business as a going concern by no later than December 17, 2018, at 12:00 p.m., prevailing Central Time.  Interested parties may contact counsel to the Debtors (contact information provided directly above) for further information regarding procedures for submitting such a bid.  A copy of the process letter addressing the procedures for submitting a bid is also available, free of charge, on the Debtors’ restructuring website at http://www.bmcgroup.com/gastar.

Summary of Plan Treatment

The following chart summarizes the treatment provided by the Plan to each class of Claims against and Interests in the Debtors, and indicates the voting status of each class.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Amount of Claims
Class 1	Other Secured Claims	Each holder of an Allowed Class 1 Claim shall receive, at the option of the applicable Debtor, with the consent (such consent not to be unreasonably withheld) of the Consenting Parties: (i) payment in full in Cash of its Allowed Class 1 Claim; (ii) the collateral securing its Allowed Class 1 Claim; (iii) Reinstatement of its Allowed Class 1 Claim; or (iv) such other treatment rendering its Allowed Class 1 Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code	$0
Class 2	Other Priority Claims	Each holder of an Allowed Class 2 Claim shall receive Cash in an amount equal to such Allowed Class 2 Claim on the later of (a) the Effective Date or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction, contract, or other agreement giving rise to such Allowed Class 2 Claim.	$0

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SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Amount of Claims
Class 3	Hedge Party Claims

Each holder of an Allowed Class 3 Claim shall receive Cash in an amount equal to 100% of the Allowed amount of such holder’s Claims, payable in the following installment:  (a) on the Effective Date, an amount equal to the product of (i) the number of monthly settlement payments that would have occurred after the Hedge Termination Date and on or prior to the Effective Date had the Hedge Claims not been liquidated divided by 14 and (ii) the applicable Hedge Party Claims Payment Amount with respect to such holder; and (b) the remaining amount of the Hedge Party Claims Payment Amount with respect to such holder in equal monthly installments beginning on the first day of the first month following the Effective Date and ending on December 1, 2019, pursuant to the Hedge Party Secured Notes.

$13.3 million
Class 4	Statutory Lien Claims

Each holder of an Allowed Class 4 Claim shall receive: (a) on the Effective Date, cash in an amount equal to 50% of the Allowed amount of such holder’s Allowed Class 4 Claim; and (b) on the date that is six months following the Effective Date, cash in an amount equal to the remaining 50% of the Allowed amount of such holder’s Allowed Class 4 Claim.

$8.9 million
Class 5	Term Loan Claims

Each holder of an Allowed Class 5 Claim shall receive: (a) only to the extent there is remaining availability under the Second Lien Exit Facility after the refinancing and satisfaction of all Allowed DIP Claims in accordance Article II.B of the Plan, its Pro Rata share of participation in such remaining availability under the Second Lien Exit Facility in an equal face amount not to exceed $200 million; and (b) to the extent there are remaining Allowed Class 5 Claims not refinanced or otherwise satisfied pursuant to the Second Lien Exit Facility (which remaining amounts shall constitute Equitized Senior Obligations), its Pro Rata share (measured by reference to the aggregate amount of Equitized Senior Obligations, Second Lien Notes Claims, and, as applicable upon the occurrence of a DIP Toggle Event, General Unsecured Claims) of 100% of the New Common Equity, subject to dilution on account of, as applicable, the Management Incentive Plan and the New Warrants.

$283.9 million[1]

11	The DIP Facility contemplates a “roll-up” of the $283.9 million in Term Loan Claims.

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SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Amount of Claims
Class 6	Second Lien Notes Claims

Each holder of an Allowed Class 6 Claim shall receive its Pro Rata share (measured by reference to the aggregate amount of Equitized Senior Obligations, Second Lien Notes Claims, and, as applicable upon the occurrence of a DIP Toggle Event, General Unsecured Claims) of 100% of the New Common Equity, subject to dilution on account of, as applicable, the Management Incentive Plan and the New Warrants.

$162.5 million
Class 7	General Unsecured Claims

Each holder of an Allowed Class 7 Claim shall receive Cash in an amount equal to such Allowed General Unsecured Claim on the later of:  (i) the Effective Date; or (ii) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

$0.5 million – $2.5 million
Class 8	Intercompany Claims

Class 8 Claims shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Consenting Parties, either Reinstated or cancelled and released without any distribution.

N/A
Class 9	Interests in Debtors other than Gastar

Class 9 Interests shall be, at the option of the Debtor, with the consent (such consent not to be unreasonably withheld) of the Consenting Parties, either Reinstated or cancelled and released without any distribution.

N/A
Class 10	Existing Preferred Interests

Class 10 Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Class 10 Interests will not receive any distribution on account of such Class 10 Interests.  To the extent no holders of Class 10 Interests or Class 11 Interests seek appointment of an official committee of equity security holders, seek the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Restructuring Transactions, Confirmation of the Plan, or entry of the DIP Orders, holders of Class 10 Interests shall receive their Pro Rata share of the New Preferred Warrants.  If any holder of Class 10 Interest or Class 11 Interests seeks appointment of an official committee of equity security holders, seek the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Restructuring Transactions, Confirmation of the Plan, or entry of the DIP Orders, holders of Class 10 Interests shall not receive the New Preferred Warrants.

N/A

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SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Interest	Treatment of Claim/ Interest	Projected Amount of Claims
Class 11	Existing Common Interests and Subordinated Securities Claims

Class 11 Claims and Interests will be canceled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Class 11 Claims and Interests will not receive any distribution on account of such Class 11 Claims and Interests.  To the extent no holders of Class 11 Claims and Interests or holders of Class 10 Interests seek appointment of an official committee of equity security holders, seek the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Restructuring Transactions, Confirmation of the Plan, or entry of the DIP Orders, holders of Class 11 Claims and Interests shall receive their Pro Rata share of the New Common Warrants.  If any holder of Class 11 Claims and Interests or holders of Class 10 Interests seeks appointment of an official committee of equity security holders, seek the appointment of a trustee or examiner, or object to or otherwise oppose the consummation of the Restructuring Transactions, Confirmation of the Plan, or entry of the DIP Orders, holders of Class 11 Claims and Interests shall not receive the New Common Warrants.

N/A

Discharge, Injunctions, Exculpation, and Releases

Please be advised that the Plan contains certain release, exculpation, and injunction provisions as follows:

Relevant Definitions

“Exculpated Parties” means, collectively, and in each case in its capacity as such:  (i) the Debtors; (ii) any official committees appointed in the Chapter 11 Cases and each of their respective members; and (iii) with respect to each of the foregoing, such Entity and its current and former Affiliates, and such Entity’s and its current and former Affiliates’ current and former equity holders, subsidiaries, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

“Released Party” means each of, and in each case in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Parties; (d) the Term Lenders; (e) the Second Lien Noteholders; (f) the Ares Equity Holders; (g) the Term Agent; (h) the Second Lien Trustee; (i) the DIP Lenders; (j) the DIP Agent; (k) the First Lien Exit Facility Lenders; (l) the First Lien Exit Facility Agent; (m) the Second Lien Exit Facility Lenders; (n) the Second Lien Exit Facility Agent; (o) the Hedge Parties; (p) Schlumberger Technology Corporation; and (q) with respect to each of the foregoing entities in clauses (a) through (q), such Entity and its current and former Affiliates and subsidiaries, and such

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Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, participants, predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, limited partners, general partners, attorneys, advisors, accountants, investment bankers, consultants, representatives, and other professionals.

“Releasing Parties” means each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Parties; (d) the Term Lenders; (e) the Second Lien Noteholders; (f) the Ares Equity Holders; (g) the Term Agent; (h) the Second Lien Trustee; (i) the DIP Lenders; (j) the DIP Agent; (k) the First Lien Exit Facility Lenders; (l) the First Lien Exit Facility Agent; (m) the Second Lien Exit Facility Lenders (n) the Second Lien Exit Facility Agent; (o) the Hedge Parties; (p) all holders of Claims; (q) Schlumberger Technology Corporation; and (r) with respect to each of the foregoing entities in clauses (a) through (r), such Entity and its current and former Affiliates and subsidiaries, and such Entities’ and their current and former Affiliates’ and subsidiaries’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, participants, predecessors, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, advisory board members, financial advisors, partners, limited partners, general partners, attorneys, advisors, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such collectively.  Notwithstanding anything to the contrary in this Plan or the Confirmation Order, in no event shall any holder of an Interest in Gastar, in its capacity as such, be a “Releasing Party.”

A.Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non‑contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the holder of such a Claim or Interest has accepted the Plan.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

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A.	Release of Liens.

Except with respect to the First Lien Exit Facility Documents, the Hedge Party Secured Note Documents, the Second Lien Exit Facility Documents, the Plan, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns.  Any holder of such Secured Claim (and the applicable agents for such holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases.  The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

B.	Releases by the Debtors.

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocable and forever, released and discharged by the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ capital structure, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Definitive Documentation, the RSA or Hedge Party RSA or the related prepetition transactions, the Disclosure Statement, the DIP Facility, the First Lien Exit Facility, the Hedge Party Secured Notes, the Second Lien Exit Facility, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the DIP Credit Agreement, or the Plan, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or fraud

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grounded in deliberate recklessness.  Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any post-Effective Date obligations of any party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the First Lien Exit Facility Documents and the Second Lien Exit Facility Documents or (ii) any Causes of Action identified in the Schedule of Retained Causes of Action.

C.	Releases by Holders of Claims and Interests.

Except as otherwise expressly set forth in this Plan or the Confirmation Order, on and after of the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party hereby releases and discharges, and is deemed to have released and discharged, conclusively, absolutely, unconditionally, irrevocably and forever, each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise (including any derivative claims, asserted on behalf of the Debtors) that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between the Debtors, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Definitive Documentation, RSA or Hedge Party RSA or the related prepetition transactions, the Disclosure Statement, the DIP Facility, the First Lien Exit Facility, the Hedge Party Secured Notes, the Second Lien Exit Facility, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transaction, contract, instrument, release, or other agreement or document relating to any of the foregoing created or entered into before or during the Chapter 11 Cases, any preference, fraudulent transfer, or other avoidance claim pursuant to chapter 5 of the Bankruptcy Code or other applicable law,  the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for any Causes of Action related to an act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or fraud grounded in deliberate recklessness.  Notwithstanding anything contained herein to the contrary, the foregoing release does not release (i) any Post-Effective Date obligations of any party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the First Lien Exit Facility Documents, the Second Lien Exit Facility Documents or any Claim or obligation arising under the Plan or (ii) any Causes of Action identified in the Schedule of Retained Causes of Action.

D.	Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document created or entered into in connection with the Plan, the Plan Supplement, the Definitive Documentation, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and

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implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Notwithstanding anything contained herein to the contrary, the foregoing exculpation does not release any Causes of Action identified in the Schedule of Retained Causes of Action.

E.	Injunction.

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties:  (1) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such holder has Filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument or agreement (including those included in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument or agreement (including those included in the Plan Supplement) executed to implement the Plan.

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Dated: November 14, 2018	/s/ Matthew D. Cavenaugh
Patricia B. Tomasco (TX Bar No. 01797600)
Elizabeth C. Freeman (TX Bar No. 24009222)
Matthew D. Cavenaugh (TX Bar No. 24062656)
JACKSON WALKER L.L.P.
1401 McKinney Street, Suite 1900
Houston, Texas 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221
Email: ptomasco@jw.com
efreeman@jw.com
mcavenaugh@jw.com

-and-

Anna G. Rotman, P.C. (TX Bar No. 24046761)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
609 Main Street
Houston, Texas 77002
Telephone:(713) 836-3600
Facsimile:(713) 836-3601
Email:anna.rotman@kirkland.com

-and-

Ross M. Kwasteniet, P.C. (admitted pro hac vice)
John R. Luze (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:(312) 862-2000
Facsimile:(312) 862-2200
Email:ross.kwasteniet@kirkland.com
john.luze@kirkland.com

Proposed Co-Counsel for the Debtors and Debtors in Possession